Exhibit 99.1

WESTERN HOLDING COMPANY OF WOLF POINT

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy is solicited on behalf of the Board of Directors of Western Holding Company of Wolf Point, a Montana corporation (“WHC”), for use at the Special Meeting of Shareholders of BMB to be held on [          ], 2019 at [     ], Wolf Point, Montana at [          ] local time and at any postponements or adjournments thereof (the “Special Meeting”).

The undersigned, being a holder of common stock of WHC, hereby appoints Duane Kurokawa and Cathy Wanderaas, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided below, all shares of WHC common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting and any adjournments or postponements thereof. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Special Meeting and any adjournments or postponements thereof.

1.

To authorize, approve and adopt the Agreement and Plan of Merger, dated as of August 8, 2019, by and among Eagle Bancorp Montana, Inc. (“Eagle Bancorp”), Opportunity Bank of Montana, WHC and Western Bank of Wolf Point (the “Merger Agreement”) pursuant to which WHC will merge with and into Eagle Bancorp.

☐ FOR                         ☐ AGAINST                          ☐ ABSTAIN

2.

To approve a proposal of one or more adjournments of the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

☐ FOR                         ☐ AGAINST                          ☐ ABSTAIN

☐ Please mark here if you plan to attend the Special Meeting.

THE BOARD OF DIRECTORS OF WHC RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE

The undersigned acknowledges that the Special Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Special Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to WHC, prior to the date of the Special Meeting, or by attending and voting at the Special Meeting (attendance by itself is not sufficient).

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS

ON YOUR STOCK CERTIFICATE.

Dated:

Signature

Printed Name/Title

Signature

Printed Name/Title

NOTE: Please sign exactly as name appears on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND
RETURN ON OR BEFORE                , 2019 USING THE ENCLOSED ENVELOPE.